Exhibit (a)(1)(E)
Sample Confirmation — Declined Offer
From: prologisoptionexchange@prologis.com
Sent:
To: [Participant]
Subject: Confirmation of Share Option Exchange Election
Date
Dear [Participant]:
Our records indicate that you have elected not to exchange one or more of your eligible options pursuant to the ProLogis Offer to Exchange Certain Outstanding Share Options for Restricted Share Units or Cash (the “Offer”).
Your ProLogis Offer election has been recorded as follows:

			Exercise				Preliminary
Grant	Award	Grant	Price Per	Options	Options	Award	Number of
Number	Type	Date	Share ($)	Outstanding	Vested	Type	RSUs	Election
NO
NO
NO
Your election not to tender one or more of your Eligible Options means:
1.	You will not receive any new RSUs in exchange for the share options noted above;
2.	Your eligible share options that you do not elect to exchange will remain outstanding with no change in the current terms. The exercise price, original vesting schedule, and expiration date will not change.
Please note: final exchange ratios will be calculated after the closing of the last trading day immediately prior to the expiration date. We will deliver to you (by email or other method) a notification of these terms and such terms will be made available on the ProLogis offer website. Currently, the expiration date is expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010. Accordingly, the closing sales price of our common shares and the exchange ratios currently are expected to be posted after the close of the trading day on July 8, 2010. If the expiration date is extended, then the date on which the exchange ratios are determined and the applicable closing sales price of our common shares similarly will be extended.
If the election shown above is not correct or is not your intent, you can change your election before the Offer expires, which is expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010. You may change your election via the Offer website or you may submit a paper election form by facsimile to Stock

Plan Administration at (303) 567-5761 by the Offer deadline. Eligible employees located in either France or Poland may only submit their election via facsimile. To access the Offer website, select the following hyperlink: https://prologis.equitybenefits.com/.
Should you have any questions, please feel free to contact Stock Plan Administration at (303) 567-5277 or (915) 298-6650 or by email to stockplan@prologis.com.

Sample Confirmation — Accepted Offer
From: prologisoptionexchange@prologis.com
Sent:
To: [Participant]
Subject: Confirmation of Share Option Exchange Election
Date
Dear [Participant] :
Our records indicate that you have elected to exchange one or more of your eligible options pursuant to the ProLogis Offer to Exchange Certain Outstanding Share Options for Restricted Share Units or Cash (the “Offer”).
Your ProLogis Offer election has been recorded as follows:

			Exercise				Preliminary
Grant	Award	Grant	Price Per	Options	Options	Award	Number of
Number	Type	Date	Share ($)	Outstanding	Vested	Type	RSUs	Election
[YES /NO]
[YES /NO]
[YES /NO]
Please note: final exchange ratios will be calculated after the closing of the last trading day immediately prior to the expiration date. We will deliver to you (by email or other method) a notification of these terms and such terms will be made available on the ProLogis offer website. Currently, the expiration date is expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010. Accordingly, the closing sales price of our common shares and the exchange ratios currently are expected to be posted after the close of the trading day on July 8, 2010. If the expiration date is extended, then the date on which the exchange ratios are determined and the applicable closing sales price of our common shares similarly will be extended.
If the election shown above is not correct or is not your intent, you can change your election before the Offer expires, which is expected to be 6:00 a.m., U.S. Mountain Time, on July 9, 2010. You may change your election via the Offer website or you may submit a paper election form by facsimile to Stock Plan Administration at (303) 567-5761 by the Offer deadline. Eligible employees located in either France or Poland may only submit their election via facsimile. To access the Offer website, select the following hyperlink: https://prologis.equitybenefits.com/.
Should you have any questions, please feel free to contact Stock Plan Administration at (303) 567-5277 or (915) 298-6650 or by email to stockplan@prologis.com.